                                                                      EXHIBIT 23

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-30994) pertaining to the Palm Harbor Homes, Inc. Employee Savings Plan of our report dated May 11, 2001, with respect to the financial statements and schedule of the Palm Harbor Homes, Inc. Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.

Dallas, Texas
June 28, 2001
                                                         /s/ ERNST & YOUNG LLP


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